EXHIBIT 4.02
CUSIP NO. ___________

REGISTERED                              FACE AMOUNT:
No. _______


                          LEHMAN BROTHERS HOLDINGS INC.
                           MEDIUM-TERM NOTE, SERIES G
                                 (FLOATING RATE)

                  If the registered owner of this Note (as indicated below) is The Depository Trust Company (the "Depository") or a nominee of the Depository, this Note is a Note in global form (a "Global Security") and the following legends are applicable except as specified on the reverse hereof:

This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of the Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company (as defined below) or its agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR
DEPOSITORY.
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                                                                               2

ISSUE PRICE:  $

ISSUE DATE:

MATURITY DATE:

INTEREST RATE BASIS:

MAXIMUM INTEREST RATE:

MINIMUM INTEREST RATE:

INTEREST RESET DATES:

INTEREST PAYMENT DATES:

REGULAR RECORD DATES:

INITIAL INTEREST RATE:

INDEX MATURITY:

SPREAD:

SPREAD MULTIPLIER:

INTEREST DETERMINATION DATE:

CALCULATION AGENT:

EXCHANGE RATE AGENT:

DEPOSITORY:

DUAL CURRENCY NOTE:
[ ] YES    [ ] NO


OPTION ELECTION DATES:

OPTIONAL PAYMENT
CURRENCY:

DESIGNATED EXCHANGE
RATE:

OPTION VALUE CALCULATION
AGENT:

OPTION TO RECEIVE PAYMENTS
IN THE SPECIFIED CURRENCY:
[ ] YES    [ ] NO

SPECIFIED CURRENCY:

SINKING FUND:

TOTAL AMOUNT OF OID:

YIELD TO MATURITY:

INITIAL ACCRUAL PERIOD OID:

AUTHORIZED DENOMINATIONS:

EXTENDIBLE NOTE:
[ ] YES    [ ] NO

EXTENSION PERIOD:

NUMBER OF EXTENSION PERIODS:

OPTION TO ELECT REPAYMENT:
[ ] YES    [ ] NO


OPTIONAL REPAYMENT DATES:

OPTIONAL REPAYMENT PRICES:

OPTIONAL SPREAD OR SPREAD MULTIPLIER RESET:
[ ] YES    [ ] NO

OPTIONAL RESET DATES:

OPTIONAL REDEMPTION:
[ ] YES    [ ] NO

INITIAL REDEMPTION DATE:

INITIAL REDEMPTION
PERCENTAGE:    %

APPLICABILITY OF ANNUAL REDEMPTION PERCENTAGE REDUCTION [ ] YES [ ] NO If yes, state Annual Percentage Reduction: %

RENEWABLE NOTE:
[ ] YES    [ ] NO

INITIAL MATURITY DATE:

SPECIAL ELECTION INTERVAL:

RENEWABLE IN PART:
[ ] YES    [ ] NO

AUTHORIZED RENEWABLE AMOUNTS:

SPECIAL ELECTION PERIOD:

OTHER PROVISIONS:



                  LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ________________________________________________________________, or
registered assigns, on the Maturity Date the Principal Amount hereof (as defined below) and, if so specified above, to pay interest thereon from the Issue Date specified above or from the most recent Interest Payment Date specified above to which interest has been paid or duly provided for at the rate per annum determined in accordance with the provisions on the reverse hereof, depending on the Interest Rate Basis specified above, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at such rate per annum on any overdue principal and premium and on any overdue installment of interest. Unless otherwise specified above, and except as provided in Section 9 on the reverse hereof if this Note is a Dual Currency Note (as hereinafter defined), payments of principal, premium, if any, and interest hereon will be made in U.S. dollars; if
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                                                                               3
the Specified Currency set forth above is a currency other than U.S. dollars (a "Foreign Currency"), such payments will be made in U.S. dollars based on the equivalent of that Foreign Currency converted into U.S. dollars in the manner set forth in Section 2 on the reverse hereof. If the Specified Currency is a Foreign Currency and it is so provided above, the Holder may elect to receive such payments in that Foreign Currency by delivery of a written request to the Trustee (or to any duly appointed Paying Agent) at the Corporate Trust Office
(as defined below) not later than 10 calendar days prior to the applicable payment date, and such election will remain in effect for the Holder until revoked by written notice to the Trustee (or to any such Paying Agent) at the Corporate Trust Office received not later than 10 calendar days prior to the applicable payment date; provided, however, no such election or revocation may be made if, with respect to this Note, (i) an Event of Default has occurred,
(ii) the Company has exercised any discharge or defeasance options or (iii) the Company has given a notice of redemption. In the event the Holder makes any such election pursuant to the preceding sentence, such election will not be effective on any transferee of such Holder and such transferee shall be paid in U.S. dollars unless such transferee makes an election pursuant to the preceding sentence; provided, however, that such election, if in effect while funds are on deposit with the Trustee to satisfy and discharge this Note, will be effective on any such transferee unless otherwise specified above. The "Principal Amount" of this Note at any time means (i) if this Note is an OID Note, the Amortized Face Amount at such time as described in Section 8 on the reverse hereof and
(ii) in all other cases, the Face Amount hereof.

                  If this Note is subject to an Annual Redemption Percentage Reduction as specified above, the Redemption Price shall initially be the Initial Redemption Percentage of the Principal Amount of this Note on the Initial Redemption Date and shall decline at each anniversary of the Initial Redemption Date (each such date, a "Redemption Date") by the Annual Redemption Percentage Reduction of such Principal Amount until the Redemption Price is 100% of such Principal Amount.

                  In the event of any optional redemption by the Company, any repayment at the option of the Holder, acceleration of the maturity of this Note or other prepayment of this Note prior to the Maturity Date specified above, the term "Maturity" when used herein shall refer, where applicable, to the date of redemption, repayment, acceleration or other prepayment of this Note.

                  An "OID Note" is any Note (a) that has been issued at an Issue Price lower, by more than a de minimis amount (as determined under United States federal income tax rules applicable to original issue discount instruments),

                                                                               4
than the Face Amount thereof and (b) any other Note that for United States federal income tax purposes would be considered an original issue discount instrument.

                  Except as provided in the following paragraph, the Company will pay interest on each Interest Payment Date specified above, commencing with the first Interest Payment Date next succeeding the Issue Date, and at Maturity; provided that any payment of principal, premium, if any, or interest to be made on any Interest Payment Date or on a date of Maturity that is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or such date of Maturity, as the case may be, except that if this Note is a LIBOR Note (as defined in Section 3 on the reverse hereof) and such next succeeding Business Day falls in the next calendar month, such payment shall be made on the preceding day that is a London Business Day. The term "Business Day" means any day, that is not a Saturday or Sunday, that meets each of the following applicable requirements: such day is (a) not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close; (b) if the Specified Currency is a Foreign Currency other than Euros, not a day on which banking institutions are authorized or required by law to close in the Principal Financial Center of the country issuing the Foreign Currency; c) if the Specified Currency is Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open; and (d) if this Note is a LIBOR Note, a "London
Business Day". "London Business Day" means any day that is not a Saturday or Sunday on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market. "Principal Financial Center" means the capital city of the country issuing the specified currency. However, for U.S. dollars, Australian dollars, Canadian dollars, German deutschmarks, Dutch guilders, Italian lire and Swiss francs, the Principal Financial Center will be New York City, Sydney, Toronto, Frankfurt, Amsterdam, Milan and Zurich, respectively. Unless otherwise specified above, the interest payable on each Interest Payment Date or at Maturity will be the amount of interest accrued from and including the Issue
Date or from and including the last Interest Payment Date to which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date or the date of Maturity, as the case may be; provided, however, that if interest on this Note is reset daily or weekly, interest payable on each Interest Payment Date will be the amount of interest accrued from and including the Issue Date or from and excluding the last date to which interest has been paid, as the case may be, to, and including, the Regular Record Date immediately preceding such Interest Payment Date, except that at Maturity the interest payable will include interest accrued to, but excluding, the date of Maturity.
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                                                                               5
                  Unless otherwise specified above, the interest payable on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date indicated above (whether or not a Business Day) next preceding such Interest Payment Date; provided that, notwithstanding any provision of the Indenture to the contrary, interest payable on any date of Maturity shall be payable to the Person to whom principal shall be payable; and provided, further, that, unless otherwise specified above, in the case of a Note initially issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record
Date.

                  Unless otherwise indicated above, and except as provided below if this Note is a Global Security, all payments of interest on this Note (other than interest payable at Maturity) will be made by check (unless otherwise provided above, from an account at a bank located outside the United States if such amount is payable in a Foreign Currency); provided that, if the Holder hereof is the Holder of U.S. $10,000,000 or more in aggregate Principal Amount of Notes of this series of like tenor and term (or a Holder of the equivalent

                                                                               6
thereof in a Foreign Currency determined as provided in Section 2 on the reverse hereof), such Holder shall be entitled to receive interest payments in immediately available funds, but only if complete and appropriate instructions have been received in writing by the Trustee (or any such Paying Agent) on or prior to the applicable Regular Record Date. Simultaneously with any election by the Holder hereof to receive payments in respect hereof in a Foreign Currency, such Holder may, if so entitled (as provided above), elect to receive such payments in immediately available funds by providing complete and appropriate instructions to the Trustee (or any such Paying Agent), and all such payments will be made in immediately available funds to an account maintained by the payee with a bank located outside the United States or as otherwise provided above.

                  Unless otherwise indicated above, and except as provided below if this Note is a Global Security, payments of principal, premium, if any, and interest payable at Maturity will be made in immediately available funds (unless otherwise indicated above, payable to an account at a bank located outside the United States if payable in a Foreign Currency) upon surrender of this Note at the corporate trust office or agency of the Trustee (or any duly appointed Paying Agent) maintained for that purpose in the Borough of Manhattan, The City of New York (the "Corporate Trust Office"), provided that this Note is presented to the Trustee (or any such Paying Agent) in time for the Trustee (or any such Paying Agent) to make such payments in such funds in accordance with its normal procedures.

                  Unless otherwise specified above, if this Note is a Global Security, payments of interest hereon (other than at Maturity) will be made in same-day funds in accordance with existing arrangements between the Trustee (or any duly appointed Paying Agent) and the Depository. Unless otherwise specified above, if this Note is a Global Security, any principal, premium and/or interest payable hereon at Maturity will be paid by wire transfer in immediately available funds to an account specified by the Depository (which account, unless otherwise provided above, will be at a bank located outside the United States if payable in a Foreign Currency).

                  The Company will pay any administrative costs imposed by banks in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the Holder hereof.

                  References herein to "U.S. dollars" or "U.S.$" or "$" are to the coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

                  IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated:

[SEAL]                                 LEHMAN BROTHERS HOLDINGS INC.


                                       By:
                                         --------------------------------------
                                          Vice President


                                       Attest:
                                            -----------------------------------
                                          Assistant Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

CITIBANK, N.A.
  as Trustee


By:
   ---------------------------
         Authorized Officer

                                [REVERSE OF NOTE]


                          LEHMAN BROTHERS HOLDINGS INC.
                           MEDIUM-TERM NOTES, SERIES G
                                 (Floating Rate)



                  Section 1. General. This Note is one of a duly authorized series of Notes of the Company designated as the Medium-Term Notes, Series G (Floating Rate) of the Company (herein called the "Notes"), limited in aggregate principal amount to $24,820,000,000 (or (i) the equivalent thereof in Foreign Currencies or (ii) such greater amount, if OID Notes are issued, as shall result in aggregate gross proceeds to the Company of $24,820,000,000), subject to reduction as a result of the sale under certain circumstances of other debt securities of the Company. The foregoing limit, however, may be increased by the Company if in the future it determines that it may wish to sell additional Notes. The Notes are one of an indefinite number of series of debt securities of the Company (collectively, the "Securities") issued or issuable under and pursuant to an indenture dated as of September 1, 1987, as amended (the "Indenture"), duly executed and delivered by the Company and Citibank, N.A., as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities. The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions or repayment or repurchase rights (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided.

                  Section 2. Currency Exchanges and Payments. If the Specified Currency hereof is a Foreign Currency and the Holder is either not entitled to elect to receive payments in respect hereof in such Foreign Currency or any such election is not in effect, the amount of any U.S. dollar payment to be made in respect hereof will be determined by the Exchange Rate Agent specified on the face hereof or a successor thereto (the "Exchange Rate Agent"), based on the highest firm bid quotation (expressed in U.S. dollars) in The City of New York selected by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date, or, if no such rate is quoted on that date, the last date on which such rate was quoted. Unless otherwise provided on the face hereof, such selection shall be

                                                                               9
made from among the quotations appearing on the bank composite or multi-contributor pages of the Reuters Monitor Foreign Exchange Service or, if not available, the Telerate Monitor Foreign Exchange Service. If such quotations are unavailable from either such foreign exchange service, unless otherwise provided on the face hereof, such selection shall be made from the quotations received by the Exchange Rate Agent from three, or if three are not available, two nor less than two recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of such Foreign Currency payable on such payment date in respect of all Notes denominated in such Foreign Currency and for which the applicable dealer commits to execute a contract. If no such bid quotations are available, payments will be made in the Foreign Currency.

                  Unless otherwise specified on the face hereof, if payment hereon is required to be made in a Foreign Currency and such currency is unavailable to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, then the Company will be entitled to make payments with respect hereto in U.S. dollars until such Foreign Currency is again available or so used. The amount so payable on any date in such Foreign Currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent on the basis of the noon buying rate in The City of New York for cable transfers in the Foreign Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Foreign Currency on the second Business Day prior to such payment date, or on such other basis as may be specified on the face hereof. In the event such Market Exchange Rate is not then available, the Company will be entitled to make payments in U.S. dollars (i) if such Foreign Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for such Foreign Currency or (ii) if such Foreign Currency is a composite currency, including, without limitation, Euros, in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate for such component currency on the second Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency, or as

                                                                              10
otherwise specified on the face hereof). Any payment in respect hereof made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture.

                  If the official unit of any component currency of a composite currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

                  In the event of an official redenomination of the Specified Currency or the Optional Payment Currency (including, without limitation, an official redenomination of any such currency that is a composite currency), the obligations of the Company to make payments in or with reference to such currency shall, in all cases, be deemed immediately following such redenomination to be obligations to make payments in or with reference to that amount of redenominated currency representing the amount of such currency immediately before such redenomination. In no event shall any adjustment be made to any amount payable hereunder as a result of (i) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated) or (ii) any change in the value of the specified currency or the Optional Payment Currency relative to any other currency due solely to fluctuations in exchange rates.

                  All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder hereof, and the Exchange Rate Agent shall have no liability therefor.

                  All currency exchange costs will be borne by the Holder hereof by deduction from the payments made hereon.

                  Section 3. Determination of Interest Rate. (a) Calculation of Interest Rate. For the period from the Issue Date to the first Interest Reset Date set forth on the face hereof, the interest rate hereon shall be the Initial Interest Rate specified on the face hereof. Thereafter, the interest rate hereon

                                                                              11
will be reset on each Interest Reset Date; provided, however, that the interest rate in effect for the ten days immediately prior to Maturity will be that in effect on the tenth day preceding such Maturity. If any Interest Reset Date would otherwise be a day that is not a Business Day (or, if this Note is a LIBOR Note, a day that is not a London Business Day), such Interest Reset Date shall be postponed to the next day that is a Business Day (or, if this Note is a LIBOR Note, to the next day that is a London Business Day), except that if this Note is a LIBOR Note and such London Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding London Business Day. If this Note is a Treasury Rate Note (as defined below) and an auction date for Treasury bills shall fall on any Interest Reset Date, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Note on and after the first Interest Reset Date shall be the rate determined in accordance with the provisions of the heading below which has been designated as the Interest Rate Basis on the face hereof plus or minus the Spread, if any, specified on the face hereof or multiplied by the Spread Multiplier, if any, specified on the face hereof.

         Commercial Paper Rate Notes

                  If the Interest Rate Basis is the Commercial Paper Rate, this
Note is a "Commercial Paper Rate Note." A Commercial Paper Rate Note will bear interest at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any. Unless otherwise specified on the face hereof, "Commercial Paper Rate" means, with respect to any Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on that date for commercial paper having the applicable Index Maturity as such rate is published in the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published weekly by the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper--Nonfinancial". If such rate is not published by 3:00 P.M., New York City time, on the Calculation Date (as defined below) pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper having the applicable Index Maturity as published in the "H.15 Daily Update" (the daily update of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/H15/update or any successor site or publication) or such other recognized electronic source used for the purpose of displaying such rate. If such rate is not yet published in

                                                                              12
either H.15(519) or H.15 Daily Update by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate for such Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 3:00 P.M., New York City time, on such Interest Determination Date of three leading dealers of commercial paper in New York City selected by the Calculation Agent after consultation with the Company for commercial paper having the applicable Index Maturity, placed for industrial issuers whose bond rating is "AA" or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate for the applicable period will be the Commercial Paper Rate in effect on such Interest Determination Date.

                  "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                  Money Market Yield =    D X 360    x 100
                                       -------------
                                       360 - (D X M)

where "D" refers to the per annum rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         Federal Funds Rate Notes

                  If the Interest Rate Basis is the Federal Funds Rate, this
Note is a "Federal Funds Rate Note." A Federal Funds Rate Note will bear interest at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any. Unless otherwise specified on the face hereof, "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on that day for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)," as this rate is displayed on Bridge Telerate Inc. on page 120 or, if not so displayed or published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading "Federal Funds (Effective)." If such rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source used for the purpose of displaying this rate by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Federal Funds Rate for such Interest Determination Date will be the arithmetic mean of the rates, as of 3:00 P.M., New York City time, on the Interest Determination Date, for the last transaction in overnight

                                                                              13
Federal Funds [defined term?] arranged by three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent after consultation with the Company. If such rate, however, is not made publicly available by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for the applicable period will be the Federal Funds Rate in effect on such Interest Determination Date.

         CD Rate Notes

                  If the Interest Rate Basis is the CD Rate, this Note is a "CD Rate Note." A CD Rate Note will bear interest at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any. Unless otherwise specified on the face hereof, "CD Rate" means, with respect to any Interest Determination Date, the rate on such date for negotiable certificates of deposit having the applicable Index Maturity as published in H.15(519) under the heading "CDs (Secondary Market)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the applicable Index Maturity as published in the H.15 Daily Update. If such rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 P.M., New York City time, on such Calculation Date, then the CD Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 3:00 P.M., New York City time, on such Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the Calculation Agent after consultation with the Company for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the applicable Index Maturity in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate for the applicable period will be the CD Rate in effect on such Interest Determination Date.

         LIBOR Notes

                  If the Interest Rate Basis is LIBOR, this Note is a "LIBOR Note." A LIBOR Note will bear interest at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any. Unless otherwise indicated on the face hereof, "LIBOR" means the rate determined by the Calculation Agent as follows:

                                                                              14
                  (a) With respect to an Interest Determination Date, LIBOR will be, as specified on the face hereof, either (i) the arithmetic mean of the offered rates for deposits in U.S. dollars for the period (commencing on the Interest Reset Date) of the Index Maturity specified on the face hereof which appear on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service, or successor service or page for the purpose of displaying London interbank offered rates of major banks (the "Reuters Screen LIBO Page"), as of 11:00 A.M., London time, on such Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page (unless the Reuters Screen LIBO Page or successor page by its terms provides only for a single rate, in which case such single rate should be used), ("LIBOR Reuters"), or (ii) the offered rate for deposits in U.S. dollars for the period (commencing on the Interest Reset Date) of the applicable Index Maturity which appears on the Telerate Page 3750 (as defined below), as of 11:00 A.M., London time, on such Interest Determination Date ("LIBOR Telerate"). If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate had been specified.

                  (b) With respect to an Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page (unless such page by its terms provides only for a single rate) as specified in (a)(i) above, or on which no rate appears on the Telerate Page 3750, as specified in (a)(ii) above, as applicable, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent after consultation with the Company, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period (commencing on the Interest Reset Date) of the specified Index Maturity to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time of such Interest Determination Date. If at least two such quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 3:00 P.M., New York City time, on such Interest Determination Date by three major banks in New York City selected by the Calculation Agent after consultation with the Company for loans in the applicable currency to leading European banks, for the period (commencing on the Interest Reset Date) of the applicable Index Maturity and in a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the

                                                                              15
time, provided, however, that if the banks in New York City selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR for the applicable period will be LIBOR as in effect on such Interest Determination Date.

                  The term "Telerate Page 3750" means the display designated as page "3750" on Bridge Telerate, Inc., or any successor service or page for the purpose of displaying London interbank offered rates of major banks.

         Prime Rate Notes

                  If the Interest Rate Basis is the Prime Rate, this Note is a "Prime Rate Note." A Prime Rate Note will bear interest at the interest rate calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any. Unless otherwise specified on the face hereof, "Prime Rate" means, with respect to any Interest Determination Date, the rate on that day as published in H.15(519) under the heading "Bank Prime Loan" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate will be the rate on that day as published in the H.15 Daily Update under the heading "Bank Prime Loan," or if neither such rate is published by 3:00 P.M., New York City time, on such Calculation Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank named on the "Reuters Screen USPRIME1 Page" as such bank's prime rate or base lending rate as in effect for such Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Interest Determination Date, then Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by three major banks in New York City selected by the Calculation Agent after consultation with the Company; provided, however, that if fewer than three banks in New York City are quoting as mentioned in this sentence, the Prime Rate for the applicable period will be the Prime Rate in effect on such Interest Determination Date. "Reuters Screen USPRIME1 Page" means the display designated as page "USPRINE1" on the Reuters Monitor Money Rates Service, or any successor service or page, for the purpose of displaying prime rates or base lending rates of major United States banks.

         Treasury Rate Notes

          If the Interest Rate Basis is the Treasury Rate, this Note is a "Treasury Rate Note." A Treasury Rate Note will bear interest at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread

                                                                              16
Multiplier, if any. Unless "Treasury Rate Constant Maturity" is specified on the face hereof and unless otherwise ser forth on the face hereof, "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof, as that rate appears on the display on Bridge Telerate, Inc. on page 56, or any successor service or page used for the purpose of displaying the rate for the auction of direct obligations of the United States under the heading "INVESTMENT RATE" or, if not so published by 3:00 P.M., New York City time, on such Calculation Date pertaining to the Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Interest Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the Treasury Rate for such Interest Reset Period shall be the rate having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "U.S. Government Securities--Treasury bills (Secondary Market)" or, if not published by 3:00 P.M., New York City time, the rate published in H.15 Daily Update or another recognized electronic source used for the purpose of displaying that rate, under the heading "U.S. Government Securities--Treasury bills (Secondary Market)." If none of the above rates is published by 3:00 P.M., New York City time, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof, provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, then the Treasury Rate for the applicable period will be the Treasury Rate in effect on the Interest Determination Date.

          The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following

                                                                              17
Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Note whose Base Rate is the Treasury Rate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

          If "Constant Maturity" is specified on the face hereof and unless otherwise specified on the face hereof, "Treasury Rate" means, with respect to any Interest Determination Date, the rate displayed on the Designated Constant Maturity Treasury Page (as defined below) under the caption "Treasury Constant Maturities" under the column for the Designated CMT Maturity Index for either
(A) that date, if the Designated Constant Maturity Treasury Page is 7051 or (B) the week, or the month, as set forth on the face hereof, ended immediately preceding the week in which the Calculation Date pertaining to the Interest Determination Date occurs, if the Designated Constant Maturity Treasury Page is 7052.

                  If the rate is no longer displayed on the Designated Constant Maturity Treasury Page, or if not displayed by 3:00 P.M., New York City time, on the Calculation Date pertaining to the Interest Determination Date, then the Treasury Rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index (as defined below) as published in H.15(519) for the Interest Determination Date. If the rate is no longer published, or if not published in
H.15 (519) by 3:00 P.M., New York City time, on the Calculation Date pertaining to the Interest Determination Date, then the Treasury Rate for that Interest Determination Date will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury Rate for the Designated CMT Maturity Index) for that Interest Determination Date with respect to the interest reset date then published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines is comparable to the rate formerly displayed on the Designated Constant Maturity Treasury Page and published in the relevant H.15(519). If the information in the immediately preceding sentence is not available by 3:00 P.M., New York City time, on the Calculation Date pertaining to the Interest Determination Date, then the Calculation Agent will calculate the Treasury Rate to be a yield to maturity, based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers

                                                                              18
(each, a "Reference Dealer") in the City of New York selected by the Calculation Agent. The three Reference Dealers shall be selected from five Reference Dealers selected by the Calculation Agent by eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year.
If the Calculation Agent cannot obtain three Treasury Note quotations as described above, the Treasury Rate will be a rate with a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Determination Date of three Reference Dealers in the City of New York. The three Reference Dealers shall be selected from five Reference Dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If two of these Treasury Notes have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used. If fewer than five but more than two Reference Dealers are quoting as described above, then the Treasury Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of those quotes will be eliminated; provided, however, that if fewer than three Reference Dealers are quoting as described above, then the Treasury Rate for the applicable period will be the Treasury Rate in effect on the Interest Determination Date.

          The "Calculation Date" pertaining to any Treasury Rate Determination Date or Constant Maturity Treasury Rate Determination Date, as applicable, shall be the tenth calendar day after such Treasury Rate Determination Date or Constant Maturity Treasury Rate Determination Date, as applicable, or, if such a day is not a Business Day, the next succeeding Business Day.

                  "Designated Constant Maturity Treasury Page" means the display on Bridge Telerate, Inc. on the page designated in the pricing supplement, or any successor service or page for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)). If that page is not specified in the pricing supplement, the Designated Constant Maturity Treasury Page shall be 7052, for the most recent week.

                                                                              19
                  "Designated CMT Maturity Index" means the original period to maturity of the Treasury Notes (either 1, 2, 3, 5, 7, 10, 20, or 30 years) specified in the pricing supplement with respect to which the Constant Maturity Treasury Rate will be calculated. If no such maturity is specified in the pricing supplement, the Designated CMT Maturity Index shall be 2 years.

         J.J. Kenny Rate Notes

                  If the Interest Rate Basis is the J.J. Kenny Rate, this Note is a "J.J. Kenny Rate Note." A J.J. Kenny Rate Note will bear interest at the interest rate calculated with reference to the J.J. Kenny Rate and the Spread or Spread Multiplier, if any. Unless otherwise specified on the face hereof, the "J.J. Kenny Rate" means, with respect to any Interest Determination Date, the per annum rate on such date equal to the index made available and subsequently published by Kenny Information Systems or its successor, based upon 30-day yield evaluations at par of bonds, the interest on which is excludable from gross income for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five "high grade" component issuers selected from time to time by Kenny Information Systems, including without limitation, issuers of general obligation bonds; provided, however, that the bonds on which the index is based shall not include any bonds the interest on which is subject to an "alternate minimum tax" or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If such rate is not made available by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the J.J. Kenny Rate shall be the rate quoted by a successor indexing agent selected by the Company equaling the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Corporation in respect of issuers selected by such successor indexing agent most closely resembling the "high grade" component issuers selected by Kenny Information Systems that are subject to tender by the holders thereof for purchase on not more than seven days' notice and the interest on which is (A) variable on a weekly basis, (B) excludable from gross income for federal income tax purposes under the Code, and
(C) not subject to an "alternate minimum tax" or similar tax under the Code, unless all tax-exempt bonds are subject to such tax; provided, however, that if a successor indexing agent is not available, the J.J. Kenny Rate for the applicable period will be the J.J. Kenny Rate in effect on such Interest Determination Date.

         Eleventh District Cost of Funds Rate Notes

                  If the Interest Rate Basis is the Eleventh District Cost of Funds Rate, this Note is an " Eleventh District Cost of Funds Rate Note." An

                                                                              20
Eleventh District Cost of Funds Rate Note will bear interest at the interest rate calculated with reference to the Eleventh District Cost of Funds Rate and the Spread or Spread Multiplier, if any. Unless otherwise specified on the face hereof, the "Eleventh District Cost of Funds Rate," means, with respect to any Interest Determination Date, means the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Eleventh District Cost of Funds Rate Determination Date as set forth under the caption "Eleventh District" on Telerate Page 7058 on such Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such date, the Eleventh District Cost of Funds Rate shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Eleventh District Cost of Funds Rate Index") by the Federal Home Loan Bank ("FHLB") of San Francisco as such cost of funds for the calendar month preceding the date of such announcement; provided, however, if the FHLB of San Francisco fails to announce the Eleventh District Cost of Funds Rate Index for the calendar month next preceding such Eleventh District Cost of Funds Rate Determination Date, the Eleventh District Cost of Funds Rate for the applicable period will be the Eleventh District Cost of Funds Rate in effect on such Interest Determination Date. "Telerate Page 7058" means the display page designated as page 7058 on Bridge Telerate, Inc., or any successor service or page, for the purpose of displaying the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District.

         Inverse Floating Rate Notes

          If this Note is designated as an Inverse Floating Rate Note on the face hereof, the Inverse Floating Rate shall be equal to (i) in the case of the period, if any, commencing on the Issue Date (or such other date which may be specified on the face hereof as the date on which this Note shall begin to accrue interest), up to the first Interest Reset Date, the Initial Fixed Interest Rate shown above, and (ii) in the case of each period commencing on an Interest Reset Date, the Reset Fixed Reference Rate shown above minus the interest rate determined by reference to the Base Rate shown above, as adjusted by the Spread or Spread Multiplier, if any, as determined in accordance with the provisions hereof, provided, however, that (x) the interest rate thereon will not be less than zero and (y) the interest rate in effect for the ten days immediately prior to the date of Maturity will be the rate in effect on the tenth day preceding such date.

         Floating Rate/Fixed Rate Notes

          If this Note is designated as a Floating Rate/Fixed Rate Note, this Note will be a Floating Rate note for a specified portion of its term and a

                                                                              21
Fixed Rate Note for the remainder of its term, in which event the interest rate on this Note will be determined as provided herein as if it were a Floating Rate Note and a Fixed Rate Note hereunder for each such respective period, all as described herein and in the applicable Pricing Supplement.

                  (b) General. The term "Calculation Date" means the date on which the Calculation Agent is to calculate an interest rate for this Note, which shall be the earlier of (i) the tenth calendar day after the related Interest Determination Date or if such day is not a Business Day, the next succeeding Business Day, and (ii) the Business Day preceding the applicable interest payment date or Stated Maturity, unless otherwise specified on the face hereof.

                  Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general applicability.

                  The Calculation Agent will, upon the request of the Holder of this Note, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made on the most recent Interest Determination Date with respect to this Note.

                  Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date will be the second Business Day prior to the Interest Reset Date for a CD Rate Note, Commercial Paper Rate Note, Federal Funds Rate Note, Constant Maturity Treasury Rate Note, Prime Rate Note or J.J. Kenny Rate Note. Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Business Day preceding such Interest Reset Date. Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (other than a Constant Maturity Treasury Rate Note) will be the day of the week in which such Interest Reset Date falls on which Treasury bills of the applicable Index Maturity would normally be auctioned. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date for an Eleventh District Cost of Funds Rate Note will be the last working day of the month immediately prior to such Interest Reset Date.

                                                                              22
                  If this Note has more than one Interest Reset Date, accrued interest from the Issue Date or from the last date to which interest has been paid shall be calculated by multiplying the face amount of this Note by an accrued interest factor. This accrued interest factor shall be computed by adding the interest factors calculated for each day from the Issue Date or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such date by 360, in the case of Commercial Paper Rate Notes, Federal Funds Rate Notes, CD Rate Notes, LIBOR Notes, Prime Rate Notes, J.J. Kenny Rate Notes and Eleventh District Cost of Funds Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes. The interest rate applicable to any day that is an Interest Reset Date is the interest rate as determined, in accordance with the procedures set forth above, with respect to the Interest Determination Date pertaining to such Interest Reset Date. The interest rate applicable to any other day is the interest rate for the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

                  If this Note has only one Interest Reset Date, accrued interest from the Issue Date or from the last date to which interest has been paid shall be calculated by multiplying the face amount of this Note by the interest rate in effect during the period for which accrued interest is being calculated. That product is then multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of Commercial Paper Rate Notes, Federal Funds Rate Notes, CD Rate Notes, LIBOR Notes, Prime Rate Notes, J.J. Kenny Rate Notes and Eleventh District Cost of Funds Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes.

                  Unless otherwise specified on the face hereof, all percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upwards).

                  Section 4. Redemption. If so specified on the face hereof, the Company may at its option redeem this Note in whole or from time to time in part on or after the date designated as the Initial Redemption Date on the face hereof at either a price based on a constant percentage of the Principal Amount of this Note as specified on the face hereof or at prices declining from the

                                                                              23
premium specified on the face hereof, if any, to 100% of the Principal Amount hereof, together, in each case, with accrued interest to the Redemption Date. The Company may exercise such option by causing the Trustee to mail by first-class mail to the Holder hereof a notice of such redemption at least 30 but not more than 60 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof in accordance with the terms of the Indenture. Unless otherwise specified on the face hereof, if less than all of the Notes with like tenor and terms to this Note are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

                  Section 5. Sinking Funds. Unless otherwise specified on the face hereof, this Note will not be subject to any sinking fund.

                  Section 6. Optional Repayment. If so specified on the face hereof, this Note will be repayable prior to the Maturity Date at the option of the Holder on the Optional Repayment Dates specified on the face hereof at the Optional Repayment Prices specified on the face hereof, together with accrued interest to the applicable Optional Repayment Date. Unless otherwise specified on the face hereof, in order for this Note to be so repaid, the Trustee must receive, at least 30 but not more than 45 days prior to an Optional Repayment Date, either (i) this Note with the form below entitled "Option to Elect Repayment" duly completed or (ii) a telegram, telex, fax or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder hereof, the Face Amount hereof, the Face Amount to be repaid, the certificate number hereof or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form below entitled "Option to Elect Repayment" duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, fax or letter and this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of this repayment option shall be irrevocable, except as otherwise provided under Section 7 or Section 10. The repayment option may be exercised by the Holder of this Note with respect to less than the Face Amount then outstanding provided that the Face Amount of the Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment this Note shall be cancelled and a new Note or Notes for the remaining Face Amount hereof shall be issued in the name of the Holder of this Note.

                                                                              24
                 If this note is a Global Security, the holder of this Note, the nominee of the Depositary, will be the only entity that can exercise a right to repayment. In order to ensure that the nominee of the depositary will timely exercise a right to repayment relating to this Note, the beneficial owner of this Note must instruct the broker or other direct of indirect participant through which it holds an interest in this Note to notify the Depositary of its desire to exercise a right to repayment.

                  Section 7. Optional Spread or Spread Multiplier Reset. If so specified on the face hereof, the Spread or Spread Multiplier, if any, set forth on the face hereof may be reset at the option of the Company, in the manner set forth below (unless otherwise specified on the face hereof), on the Optional Reset Date or Optional Reset Dates specified on the face hereof. The Company may exercise such option by notifying the Trustee in writing of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date. Not later than five Business Days after receipt thereof, the Trustee will mail by first-class mail to the Holder of this Note a notice (the "Reset Notice") setting forth (i) the election of the Company to reset the Spread or Spread Multiplier, (ii) such new Spread or Spread Multiplier and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Maturity Date of this Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period. The Reset Notice shall be substantially in the form of Exhibit A to this Note. Upon the transmittal by the Trustee of a Reset Notice to the Holder of this Note, such new Spread or Spread Multiplier shall take effect automatically, and, except as modified by the Reset Notice and as described in the next paragraph, this Note will have the same terms as prior to the transmittal of such Reset Notice.

                  Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date, the Company may, at its option, revoke the Spread or Spread Multiplier provided for in the Reset Notice and establish a Spread or Spread Multiplier that is higher than the interest rate provided for in the Reset Notice for the Subsequent Interest Period commencing on such Optional Reset Date by causing the Trustee to mail by first-class mail notice of such higher Spread or Spread Multiplier to the Holder of this Note. Such notice shall be irrevocable and shall be mailed by the Trustee within five Business Days after receipt thereof. All Notes with respect to which the Spread or Spread Multiplier is reset on an Optional Reset Date will bear such higher Spread or Spread Multiplier for the Subsequent Interest Period.

                                                                              25
                  If the Company elects to reset the Spread or Spread Multiplier of this Note, the Holder of this Note will have the option to elect repayment by the Company of this Note, or any portion hereof, on any Optional Reset Date at a price calculated with reference to the Face Amount hereof to be repaid, plus any interest accrued to such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth above in
Section 6 for optional repayment except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered this Note for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date; provided, however, that if such day is not a Business Day, then such notice may be given on the next succeeding Business Day.

                  Section 8. OID Notes. If this Note is an OID Note, unless otherwise specified on the face hereof, the amount payable in the event of redemption by the Company, repayment at the option of the Holder or acceleration of Maturity shall be the Amortized Face Amount of this Note as of the date of such redemption, repayment or acceleration rather than the Face Amount hereof. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the Face Amount hereof that has accrued at the Yield to Maturity set forth on the face hereof (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Note exceed the Face Amount.

                  Section 9. Dual Currency Notes. If it is specified on the face hereof that this Note is a Dual Currency Note, the Company has a one time option, exercisable on any one of the Option Election Dates specified on the face hereof in whole, but not in part, with respect to all Dual Currency Notes issued on the same day and having the same terms as this Note (this "Tranche"), of thereafter making all payments of principal, premium, if any, and interest (which payments would otherwise be made in the Specified Currency of such Notes) in the Optional Payment Currency specified on the face hereof. If the Company makes such an election, the amount of Optional Payment Currency payable in respect hereof shall be determined by the Exchange Rate Agent by converting the amount of Specified Currency that would otherwise be payable into the Optional Payment Currency at the Designated Exchange Rate specified on the face hereof.

                                                                              26
                  The Company may exercise such option by notifying the Trustee of such exercise on or prior to the Option Election Date. The Trustee will mail by first-class mail to each holder of a Note of this Tranche a notice of such election within five Business Days of the Option Election Date which shall state
(i) the first date, whether an Interest Payment Date and/or the Maturity Date, on which scheduled payments in the Optional Payment Currency will be made and
(ii) the Designated Exchange Rate. Any such notice by the Company, once given, may not be withdrawn.

                  If this Note is a Dual Currency Note, unless otherwise specified on the face hereof and notwithstanding any prior election made by the Company, the amount payable hereon in the event of any optional redemption by the Company, any repayment at the option of the Holder, any acceleration of the Maturity of this Note or other prepayment of this Note prior to the Maturity Date shall be an amount equal to the Principal Amount hereof otherwise due and payable plus accrued interest to but excluding the date of redemption, repayment, acceleration or other prepayment minus the Total Option Value multiplied by a fraction, the numerator of which is the Principal Amount hereof and the denominator of which is the aggregate Principal Amount of all Dual Currency Notes of this Tranche. In no event will such payment be less than zero. Notwithstanding any prior election made by the Company, such payment shall be made in the Specified Currency unless otherwise provided on the face hereof.

                  The term "Total Option Value" means, with respect to any Dual Currency Note on any date, an amount (calculated as of such date by the Option Value Calculation Agent) equal to the sum of the Option Values (calculated as of such date by the Option Value Calculation Agent) for all Interest Payment Dates occurring after the date of calculation up to and including the Maturity Date. The term "Option Value" means, with respect to an Interest Payment Date or the Maturity Date, the amount calculated by the Option Value Calculation Agent to be the arithmetic average of the prices quoted on the date of calculation by three reference banks (which banks shall be selected by the Option Value Calculation Agent and shall be reasonably acceptable to the Company) for the right on the Option Election Date immediately preceding such Interest Payment Date or Maturity Date to purchase for value on such Interest Payment Date or Maturity Date from such reference banks (A) the aggregate amount of the Specified Currency due on such Interest Payment Date or Maturity Date with respect to all of the Dual Currency Notes of this Tranche in exchange for (B) the amount of the Optional Payment Currency that would be received if the amount in clause (A) were converted into the Optional Payment Currency at the Designated Exchange Rate.

                                                                              27
                  All determinations referred to above made by the Exchange Rate Agent or the Option Value Calculation Agent shall be at their sole discretion (except to the extent expressly provided herein that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder hereof, and neither the Exchange Rate Agent nor the Option Value Calculation Agent shall have any liability therefor.

                  Section 10. Extendible Notes. If it is specified on the face hereof that this Note is an Extendible Note, the Company has the option to extend the Maturity Date hereof for the number of Extension Periods set forth on the face hereof, each of which Extension Periods shall be a period of from one to five whole years. Unless otherwise specified on the face hereof, the following procedures shall apply if this Note is an Extendible Note.

                  The Company may exercise its option by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the Maturity Date hereof in effect prior to the exercise of such option (the "Original Stated Maturity"). Not later than five Business Days after receipt thereof, the Trustee will mail to the Holder a notice (the "Extension Notice"), first class, postage prepaid, setting forth (i) the election of the Company to extend the Maturity Date, (ii) the new Maturity Date, (iii) the Spread or Spread Multiplier applicable to the Extension Period and (iv) the provisions, if any, for redemption during the Extension Period, including the date on which or the period or periods during which and the price at which such redemption may occur during the Extension Period. Upon the mailing by the Trustee of an Extension Notice to the Holder, the Maturity Date hereof shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms as prior to the mailing of such Extension Notice.

                  Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity hereof, the Company may, at its option, revoke the Spread or Spread Multiplier provided for in the Extension Notice and establish a higher Spread or Spread Multiplier for the Extension Period by causing the Trustee to mail notice of such higher Spread or Spread Multiplier, first class, postage prepaid, to the Holder. Such notice shall be irrevocable and shall be mailed by the Trustee within three Business Days after receipt thereof. This Note will bear such higher Spread or Spread Multiplier for the Extension Period, whether or not tendered for repayment.

                  If the Company extends the Maturity Date of this Note, the Holder will have the option to elect repayment by the Company of this Note, or

                                                                              28
any portion hereof, on the Original Stated Maturity at a price calculated with reference to the Face Amount hereof to be repaid plus any accrued interest to such date. In order for this Note to be so repaid on the Original Stated Maturity, the Holder must follow the procedures set forth in Section 6 hereof for optional repayment, except that the period for delivery of this Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that the Holder may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity; provided, however, that if such day is not a Business Day, then such notice may be given on the next succeeding Business Day.

                  Section 11. Renewable Notes. If it is specified on the face hereof that this Note is a Renewable Note, this Note will mature on the Initial Maturity Date specified on the face hereof unless the Maturity of all or any portion of this Note is extended in accordance with the procedures described below.

                  On the Interest Payment Date occurring in the sixth month (unless a different Special Election Interval is specified on the face hereof) prior to the Initial Maturity Date hereof (the "Initial Maturity Extension Date") and on the Interest Payment Date occurring in each sixth month (or the last month of each Special Election Interval) after such Initial Maturity Extension Date (each, together with the Initial Maturity Extension Date, a "Maturity Extension Date"), the Maturity of this Note will be extended to the Interest Payment Date occurring in the twelfth month (or, if a Special Election Interval is specified on the face hereof, the last month in a period equal to twice the Special Election Interval) after such Maturity Extension Date, unless the Holder elects to terminate the extension of the Maturity hereof or any portion hereof as described below.

                  If the Holder elects to terminate the extension of the Maturity of any portion of the principal amount of this Note during the specified period prior to any Maturity Extension Date, such portion will become due and payable on the Interest Payment Date occurring in the sixth month (or the last month in the Special Election Interval) after such Maturity Extension Date (the "Extended Maturity Date").

                  The Holder may elect to renew the Maturity of this Note, or if so specified above, any portion hereof, by delivering a notice to such effect to the Trustee (or any duly appointed Paying Agent) at the Corporate Trust Office not less than 3 nor more than 15 days prior to such Maturity Extension Date (unless another period is specified on the face hereof as the "Special Election

                                                                              29
Period"). Such election will be irrevocable and will be binding upon each subsequent Holder of this Note. An election to renew the Maturity of this Note may be exercised with respect to less than the entire Face Amount hereof only if so specified on the face hereof and only in such Face Amount, or any integral multiple in excess thereof, as is specified on the face hereof. Notwithstanding the foregoing, the Maturity of this Note will not be extended beyond the Maturity Date specified on the face hereof.

                  Unless otherwise specified above, any election not to renew will be effective only if this Note is presented to the Trustee (or any duly appointed Paying Agent) as soon as practicable. Following receipt of this Note the Trustee (or any duly appointed Paying Agent) shall issue in exchange herefor in the name of the Holder (i) a Note, in a face amount equal to the face amount of this Note for which no election to renew was exercised, with terms identical to those specified herein (except for the Issue Date and the Initial Interest Rate and except that such Note shall have a fixed, non-extendable Maturity on the Extended Maturity Date) and (ii) if such election not to renew is made with respect to less than the full Face Amount hereof, a replacement Renewable Note, in a face amount equal to the Face Amount of this Note for which an election to renew was made, with terms identical to this Note.

                  Section 12. Principal Amount For Indenture Purposes. For the purpose of determining whether Holders of the requisite amount of Notes outstanding under the Indenture have made a demand, given a notice or waiver or taken any other action, the outstanding principal amount of this Note will be deemed to be the Principal Amount, provided, however, if this Note is an OID Note, the outstanding, principal amount of this Note will be deemed to be the Face Amount set forth above.

                  Section 13. Modification and Waivers. The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66-2/3% in aggregate principal amount of each series of the Securities at the time Outstanding to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest thereon payable in any coin or currency other than that hereinabove provided,

                                                                              30
without the consent of the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the Maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, on or the principal of, or premium if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

                  Section 14. Obligations Unconditional. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Note at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

                  Section 15. Defeasance. The Indenture contains provisions for the discharge of the Indenture and defeasance at any time of the indebtedness on this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

                  Section 16. Authorized Form and Denominations. The Notes of this series are issuable in registered form, without coupons. Unless otherwise set forth on the face hereof, Notes denominated in U.S. dollars will be issued in Face Amount denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. Notes denominated in a Foreign Currency will be issued in a denomination approximately equivalent to Notes denominated in U.S. dollars. Each Note will be issued initially as either a Global Security or a Certificated Note, at the option of the Company, either at the office or agency to be designated and maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, pursuant to the provisions of the Indenture or at any of such other offices or agencies as may be designated and maintained by

                                                                              31
the Company for such purpose pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charges imposed in connection therewith. Notes of this series are exchangeable for a like aggregate Face Amount of Notes of this series of a different authorized denomination, except that Global Securities will not be exchangeable for Certificated Notes.

                  Section 17. Registration of Transfer. As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer, at the Corporate Trust Office or agency in a Place of Payment for this Note, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar requiring such written instrument of transfer duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate Face Amount, will be issued to the designated transferee or transferees.

                  If this Note is a Global Security and if at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository shall no longer be eligible under the Indenture, the Company shall appoint a successor Depository. If a successor Depository for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will issue, and the Trustee will authenticate and deliver, Notes in definitive form in an aggregate Face Amount equal to the Face Amount hereof.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary.

                  Section 18. Events of Default. If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with

                                                                              32
the effect provided in the Indenture. In the event that this Note is an OID Note or a Dual Currency Note, the amount of principal of this Note that becomes due and payable upon such acceleration shall be equal to the amount calculated as set forth in Section 8 or Section 9, respectively, hereof. Upon payment (i) of the aggregate applicable amounts of principal of the Notes of this series so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Notes of this series shall terminate.

                  Section 19. No Recourse Against Certain Persons. No recourse for the payment of the principal of, premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any Indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  Section 20. Defined Terms. All terms used but not defined in this Note are used herein as defined in the Indenture.

                  Section 21. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

OPTION TO ELECT REPAYMENT


                  The undersigned owner of this Note hereby irrevocably elects to have the Company repay the Face Amount of this Note or portion hereof below designated at (i) the Optional Repayment Percentage multiplied by the Principal Amount of this Note to be repaid in respect of such Face Amount plus accrued interest to the Optional Repayment Date, if this Note is to be repaid pursuant to the Optional Repayment provision described in Section 6 hereof, or (ii) 100% of the Principal Amount of this Note to be repaid in respect of such Face Amount plus accrued interest to the Optional Reset Date, if this Note is to be repaid pursuant to the Optional Spread or Spread Multiplier Reset provision described in Section 7 hereof or the Extendible Notes provision described in Section 10 hereof. Any such election is irrevocable except as provided in Section 7 or
Section 10 hereof.


Dated:
      -----------------             -------------------------------
                                   Signature
                                   Sign exactly as name
                                   appears on the front of
                                   this Note [SIGNATURE
                                   GUARANTEED - required only
                                   if Notes are to be issued
                                   and delivered to other than
                                   the registered Holder]


Face Amount to be                   Fill in for registration of
repaid, if amount to be             Notes if to be issued otherwise
repaid is less than the             than to the registered Holder:
Face Amount of this
Note (Face  Amount                  Name:
                                           ---------------------------
remaining must be an                Address:
                                           ------------------------
authorized denomination)
                                           ----------------------
                                            (Please print name
$                                            and address including
 -----------------------                     zip code)



                                    SOCIAL SECURITY OR OTHER TAXPAYER
                                    ID NUMBER

OPTION TO ELECT TERMINATION OF AUTOMATIC EXTENSION


                  The undersigned owner of this Note hereby irrevocably elects to terminate the automatic extension of this Note or of the portion of the Face Amount of this Note below designated. Any such election is irrevocable and will be binding on any subsequent Holder hereof.


Dated:
      -----------------             -------------------------------
                                    Signature
                                    Sign exactly as name
                                    appears on the front of
                                    this Note [SIGNATURE
                                    GUARANTEED - required only
                                    if Notes are to be issued
                                    and delivered to other than
                                    the registered Holder]


Face Amount to be                   Fill in for registration of
terminated, if amount to be         Notes if to be issued otherwise
terminated is less than the         than to the registered Holder:
Face Amount of this
Note (such Face Amount              Name:
                                           ---------------------------
must be an authorized               Address:
                                              ------------------------
denomination)
                                              ----------------------
                                               (Please print name
$                                              and address including
 -----------------------                       zip code)



                                    SOCIAL SECURITY OR OTHER TAXPAYER
                                    ID NUMBER

35
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM           -        as tenants in common
         TEN ENT           -        as tenant by the entireties
         JT TEN            -        as joint tenants with right of survivorship
                                    and not as tenants in common

         UNIF GIFT
         MIN ACT           -        ___          Custodian  ___
                                       ----------         -------------
                                          (Cust)               (Minor)
                                    under Uniform Gifts to Minors Act
                                                                     -----------
                                                                      (State)

Additional abbreviations may also be used though not in the above list.

FOR    VALUE    RECEIVED,     the    undersigned     hereby    sell(s),
assign(s)    and    transfer(s)    unto
----------------------------------------------------------------------
(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)


(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_
----------------------------------------------------------------


_
----------------------------------------------------------------

the within Note of LEHMAN BROTHERS HOLDINGS INC. and all rights thereunder and does hereby irrevocably constitute

Attorney to transfer the said Note on the books of the within-named Company, with full power of substitution in the premises.


Dated:               Signature:
      --------------        --------------------------------------------------
          NOTICE:  The signature to this  assignment  must  correspond with the  name as it  appears  upon  the face of the  within
          Note   in   every   particular,    without   alteration   or
          enlargement or any change whatsoever.

Signature(s) Guaranteed:


-------------------------------
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC rule 17Ad-15.

                                                                  EXHIBIT A

                                  RESET NOTICE


                          LEHMAN BROTHERS HOLDINGS INC.
                           Medium-Term Notes, Series G
                                 (Floating Rate)
                              CUSIP No. ___________
                             Registered Nos. ___-___


                  LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), is the issuer of the above-referenced Notes (the "Notes"). Capitalized terms used herein and not defined are used as defined in the Notes.

                  The Company hereby elects to reset the [Spread] [Spread Multiplier] set forth on the face of the Notes. On and after _________________1/, the [Spread] [Spread Multiplier] shall be _______________.

                  Each Holder of a Note has the option to elect repayment by the Company of such Note, or any portion thereof, on any Optional Reset Date pursuant to the terms of such Note. The Notes may be repaid on the dates and at the prices set forth below:
                  Date                                        Redemption Price



                  IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this Reset Notice to be signed by its Chairman of the Board, its President, its Vice Chairman, its Chief Financial Officer, one of its Vice Presidents or its Treasurer and to be attested by its Secretary or one of its Assistant Secretaries.

Dated:

                                          LEHMAN BROTHERS HOLDINGS INC.


                                          By:
                                             ------------------------
                          Title:


                                          Attest:
                                                 --------------------
                                                     Title:




1/       Insert applicable Optional Reset Date.
-